UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 23, 2005

                          MONTEREY GOURMET FOODS, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                       0-22534-LA              77-0227341
(State or other jurisdiction of    (Commission File Number)     (IRS Employer
       incorporation)                                        Identification No.)

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                               1528 Moffett Street
                            Salinas, California 93905
               (Address of principal executive offices) (Zip Code)

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       Registrant's telephone number, including area code: (831) 753-6262

                                 Not Applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Item 1.01 Material Definitive Agreement

On June 23, 2005 Monterey Gourmet Foods, Inc., or the Company, accelerated the vesting of all stock options outstanding under the Company's 1993 Stock Option Plan that have exercise prices per share higher than the closing price of the Company's stock on June 23, 2005, which was $3.07. Options to purchase 422,600 shares of the Company's common stock became exercisable immediately. No other changes to these options were made. These options range in price from a low of $3.25 to a high of $4.99 with an average of $3.53.

The primary purpose of the accelerated vesting was to eliminate future compensation expense the Company would otherwise recognize in its statement of operations with respect to these accelerated options upon the adoption of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment ("SFAS 123R"). SFAS 123R is effective for the Company beginning in the first quarter of 2006, and will require that compensation expense associated with stock options be recognized in the statement of operations, rather than as a footnote disclosure in the Company's consolidated financial statements. The acceleration of the vesting of these options does not impact the Company's financial statements.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        MONTEREY GOURMET FOODS, INC.
                                        (Registrant)

Date: June 28, 2005                     By: /s/ SCOTT WHEELER
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                                            Scott Wheeler
                                            Chief Financial Officer